UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 23, 2007, the Board of Directors of The TriZetto Group, Inc. (the “Company”) approved and adopted amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to the Company’s employees, officers and Directors, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A complete copy of the amended Code of Ethics is attached as Exhibit 14.1 to this Form 8-K and is also available on the Company’s website at www.trizetto.com.

Item 8.01.	Other Events.

On October 23, 2007, the Board of Directors of the Company approved stock ownership guidelines (the “Ownership Guidelines”) for the Company’s Directors and certain key executives. The Ownership Guidelines require that Directors own an amount of common stock in the Company equal in value to three times their annual base retainer fee and that the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and each Executive Vice President (the “Covered Employees”) own an amount of common stock equal in value to three times their annual base salary. All shares owned outright by a Director or Covered Employee, as well as all vested and unvested restricted stock awards, will be taken into consideration for purposes of evaluating compliance with the Ownership Guidelines. Individuals subject to the Ownership Guidelines have five years to comply with the Ownership Guidelines, and the Board of Directors has delegated to the Compensation Committee the authority to periodically review and amend the Ownership Guidelines.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
14.1	The TriZetto Group, Inc. Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: October 29, 2007	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
14.1	The TriZetto Group, Inc. Code of Business Conduct and Ethics